Exhibit 21

SUBSIDIARY LIST
AS OF MARCH 4, 2016

NAME OF SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION	OWNED BY	OWNERSHIP PERCENTAGE

American Healthways Services, LLC	DE	Healthways, Inc.	100%

American Healthways Government Services, Inc.	DE	Healthways, Inc.	100%

Healthways International, Inc.	DE	Healthways, Inc.	100%

CareSteps.com, Inc.	DE	Healthways, Inc.	100%

Axonal Information Solutions, Inc	DE	CareSteps.com, Inc.	100%

Clinical Decision Support, LLC	DE	American Healthways Services, LLC	100%

DIGOP, LLC	DE	American Healthways Services, LLC	100%

StatusOne Health Systems, LLC	DE	American Healthways Services, LLC	100%

Population Health Support, LLC	DE	American Healthways Services, LLC	100%

Healthways Health Support, LLC	DE	American Healthways Services, LLC	100%

MeYou Health, LLC	DE	American Healthways Services, LLC	100%

Health Honors, LLC	DE	American Healthways Services, LLC	100%

Healthways Hawaii, LLC	DE	American Healthways Services, LLC	100%

Healthways Ornish, LLC	DE	American Healthways Services, LLC	100%

Healthways Wholehealth Networks, Inc.	DE	Healthways Health Support, LLC	100%

Healthways HealthTrends, LLC	DE	Healthways Health Support, LLC	100%

Healthways QuitNet, LLC	DE	Healthways Health Support, LLC	100%

Healthcare Dimensions PR, Inc.	DE	Healthways Health Support, LLC	100%

WholeHealthMD.com, LLC	DE	Healthways Health Support, LLC	100%

American WholeHealth Networks IPA of New York, Inc.	DE	Healthways WholeHealth Networks, Inc.	100%

Healthways WholeHealth Networks - Northeast, Inc.	DE	Healthways WholeHealth Networks, Inc.	100%

Alignis of New York, Inc.	NY	Healthways WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New York IPA, Inc.	NY	Healthways WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New Jersey, Inc.	NJ	Healthways WholeHealth Networks - Northeast, Inc.	100%

Healthways International, S.a.ŕ.l.	Luxembourg	Healthways International, Inc.	100%

Healthways International, LTD	United Kingdom	Healthways International, S.a.ŕ.l	100%

Healthways International, GmbH	Germany	Healthways International, S.a.ŕ.l.	100%

Healthways Australia PTY LTD	Australia	Healthways International, S.a.ŕ.l.	100%

Healthways SAS	France	Healthways International, S.a.ŕ.l.	100%

Healthways Brasil Servicos de Consultoria Ltda.	Brazil	Healthways International, S.a.ŕ.l.	100%

Healthways Wellness Services Private Limited	India	Healthways International, S.a.ŕ.l.	100%

Ascentia Health Care Solutions, L.L.C.	DE	American Healthways Services, LLC	100%